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Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement No. 333-109694 of SafeNet, Inc. (the "Company") on Amendment No. 1 to Form S-3 of our report dated February 5, 2003 (which report expresses an unqualified opinion and includes explanatory paragraphs regarding the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," and the acquisition of Cylink Corporation by the Company), relating to the financial statements of Cylink Corporation as of December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002, appearing in the Company's Report on Form 8-K/A dated April 21, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

San Jose, California
February 10, 2004

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INDEPENDENT AUDITORS' CONSENT